UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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iBasis, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
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This filing consists of correspondence to customers of iBasis, Inc. (“iBasis”) about the plan to combine Koninklijke KPN N.V.’s international voice wholesale business with iBasis in accordance with a Share Purchase and Sale Agreement dated June 21, 2006 by and between iBasis and KPN Telecom B.V. (collectively, with Koninklijke KPN N.V., “KPN”)

Correspondence to iBasis Customers:

June 21, 2006

It gives me great pleasure to tell you about a very important development for iBasis, KPN and the international telecommunications marketplace that we believe will bring significant benefits for all of our customers and partners. iBasis and Royal KPN N.V., the national carrier of The Netherlands, have agreed to merge the international wholesale voice business of KPN into iBasis. This combination will create the premier international voice company - a leading international voice carrier with a global VoIP network that will offer fixed and mobile carriers, Internet Service Providers (ISP’s), consumer VoIP providers, and retail service providers high-quality and cost-efficient international voice services. The combined company will be one of the five largest international voice carriers in the world, with more than 15 billion minutes annually and more than USD 1.1 billion revenues in 2005. In addition, the expanded iBasis will be extremely well positioned to deliver international voice solutions in the fastest-growing segments of global telecommunications: both mobile and VoIP.

iBasis’ already healthy financial profile will be enhanced following the completion of the transaction. The company is debt-free and, based on combined forecasts (as if the two entities were combined for the full year 2006), we expect revenues of USD 1.2 — 1.25 billion and EBITDA of USD 45 — 50 million. Furthermore, the international traffic stream from KPN’s retail services coupled with iBasis’ own retail traffic provides a strong and sustainable basis for continuing growth. The expanded iBasis (which returns to NASDAQ today with the symbol IBAS) will have the same executive management team headed by Ofer Gneezy, President and CEO, and will continue to operate out of its headquarters in Burlington, Massachusetts, USA. At closing, a number of existing executives and employees of KPN Global Carrier Services (also known as WVS-I) will become part of the executive management team.

The merger with KPN’s international voice business is one of the most exciting developments in iBasis’ 10-year history. It will quickly affirm iBasis as a Tier One player in the international voice marketplace. KPN Global Carrier Services, the subsidiary of KPN’s fixed division that is being merged into iBasis, has a strong reputation serving fixed and mobile carriers in Europe, North America and Asia and bilateral relationships with many leading carriers around the world. KPN has significant retail fixed and mobile traffic from its own companies (KPN Mobile, Telfort, E-Plus and Base) and via its relationships with more than 100 mobile operators around the world. It brings iBasis a reliable and high-quality mobile product portfolio. iBasis and KPN have complementary footprints that will immediately benefit our customers: The KPN pan-European footprint will complement iBasis strengths in termination in Asia and the Americas.

The benefits of scale and efficiency are becoming increasingly important success factors in the international voice arena. The addition of KPN’s international voice business to iBasis’ significant international presence will give iBasis the critical size and superior profile essential to participate in the consolidated marketplace of international telecommunications.

The new company will capitalize on its leadership position in key growth areas — mobile and consumer VOIP — and provide a clear path to an all-IP network, a stated strategic goal of KPN.

The combined company will have the ability to leverage VoIP technology and accelerate the KPN network IP migration. It will benefit from significant operating synergies derived primarily from:

•                  Better network efficiency achieved by combining both companies’ footprints and by providing termination partners increased volumes;

•                  Enhanced bi-lateral trading opportunities through the combination of iBasis and KPN traffic;

•                  Leveraging iBasis’ advanced trading & routing capabilities to optimize trading opportunities on KPN Global Carrier Services traffic;

•                  The ability to offer an enhanced product set to customers; and

•                  Cost savings achievable through economies of scale in administration, operations and IT systems.

We will build on our existing strengths to deliver the highest quality, most competitive international voice services worldwide. By combining the best of KPN Global Carrier Services Pan-European network and services with iBasis VoIP leadership and deployment expertise, the expanded iBasis will deliver improved products and services to our customers. We will continue to be a customer-focused company and one that seeks mutually beneficial partnerships. We will have the capabilities to deliver even greater benefits to you.

The merger of KPN Global Carrier Services with iBasis is subject to shareholder and regulatory approval. We look forward to the completion of this process by the end of 2006. In the meantime, both the iBasis and KPN sales teams, as well as our colleagues in marketing, finance, information systems, operations and engineering, will continue to work hard to meet the needs of our collective customers and providers.

If you want to know more about the transaction or the expanded iBasis, please feel free to contact either one of us, read the press release at http://www.ibasis.net/news/PR2006/pr06212006.htm or listen to the webcast of the investor/analyst conference at http://investor.ibasis.com.

Thank you for your continued interest and support.

Best regards,

Dan Powdermaker	Edwin A.D. van Ierland
Sr. VP, Worldwide Sales	Managing Director
iBasis	KPN Global Carrier Services

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between iBasis and KPN. In connection with the proposed transaction, iBasis intends to file or furnish relevant materials with the SEC, including a proxy statement on Schedule 14A. STOCKHOLDERS OF IBASIS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING IBASIS’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT IBASIS, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and iBasis’s stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from iBasis and will be able to view such documents on the iBasis website at www.ibasis.com. Such documents are not currently available.

Participants in Solicitation

KPN and its directors and executive officers, and iBasis and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of iBasis Common Stock in respect of the proposed transaction. Information about the directors and executive officers of KPN is set forth in the Form 20-F, which was filed with the SEC on March 14, 2006. Information about the directors and executive officers of iBasis is set forth in iBasis’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 23, 2006. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the transaction when it becomes available.

Safe Harbor for Forward-Looking Statements

Statements in this document regarding the proposed transaction between iBasis and KPN, including the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding the parties’ future expectations, beliefs, goals or prospects constitute forward-looking statements under Section 21E of the Securities Exchange Act of 1934 and involve risks and uncertainties. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction due to regulatory restrictions, the failure to receive stockholder approval, or other reasons, the ability of iBasis and KPN to successfully integrate their operations and employees, the ability to realize anticipated synergies, the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market, business conditions and volatility and uncertainty in the markets that iBasis and KPN serve, and the other factors described in iBasis’s Quarterly Report on Form 10-Q for its most recently completed fiscal quarter and Annual Report on Form 10-K for its most recently completed fiscal year, and KPN’s Form 20-F filing with the SEC, all of which are available at www.sec.gov. Such forward-looking statements are only as of the date they are made, and iBasis expressly disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.